                                                                                 Exhibit (h)(14)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B

COMPENSATION

Class A Shares--Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Cash Reserves Fund

An amount payable on the first day of each month of $1.75 for each account of the Trust which was in existence during any portion of the immediately preceding month and, in addition, the Trust also pays WRSCO a monthly fee of $.75 for each shareholder check it processes.

Class B Shares--Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Cash Reserves Fund

An amount payable on the first day of each month of $1.75 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Cundill Global Value Fund, Ivy Energy Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Cash Reserves Fund

An amount payable on the first day of each month of $1.75 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class Y Shares--All Funds (except Ivy Cash Reserves Fund does not have Class Y shares)

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Advisor Class Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class I Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy International Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class R Shares--Ivy Global Natural Resources Fund, Ivy Real Estate Securities Fund

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

As amended and effective September 3, 2003.

As further amended _________, 2005 to add Class R shares and Ivy Energy Fund.